     As filed with the Securities and Exchange Commission on June 22, 1999
                                                 Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               KAYDON CORPORATION
            (Exact name of registrant as specified in its charter)

             Delaware                                   13-3186040
     (State or Other Jurisdiction of                 (I.R.S. Employer
      Incorporation or Organization)                Identification No.)

       315 East Eisenhower Parkway, Ann Arbor, MI         48108
         (Address of principal executive offices)       (zip code)

            Kaydon Corporation 1999 Long Term Stock Incentive Plan
                           (Full title of the Plan)

                                John F. Brocci
                  Vice President Administration and Secretary
                              Kaydon Corporation
                          315 East Eisenhower Parkway
                          Ann Arbor, Michigan  48108
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (734) 747-7025

                        CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------
                                      Proposed   Proposed
                                      Maximum    Maximum
Title of                              Offering   Aggregate   Amount of
Securities         Amount to be       Price      Offering    Registration
to be Registered   Registered         Share*     Price*      Fee
----------------   ------------       ---------  ---------   ------------
Common Stock,
$ 0.10 par value   2,000,000 shs.     $33.25     $66,500,000 $18,487.00
---------------------------------------------------------------------------
* Estimated solely for purposes of computing the Registration Fee, pursuant to Rule 457(h).

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation by Reference.

         The following documents filed by Kaydon Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998.

         (b) The Company's Quarterly Report on Form 10-Q for the Quarterly Period ended April 3, 1999.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, No. 1-11333, filed on May 20, 1994 under the Securities Exchange Act of 1934.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of the offering of the common stock covered by this Registration Statement shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of each such document.

Item 4.  Description of Securities.

         The class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5.  Interests of Named Experts and Counsel.

         No material interests.

Item 6.  Indemnification of Directors and Officers.

General Corporation Law of the State of Delaware

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants each corporation organized thereunder, such as the Company, the power to indemnify its directors and officers against liabilities for certain of their acts. Article 6 of the Company's Bylaws requires the Company to indemnify directors and officers of the Company to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware. Section 102(b)(7) of the DGCL permits the inclusion of a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. Article Eight of the Certificate of Incorporation of the Company eliminates the liability of directors except to the extent that such liability arises (i) from a breach of the director's duty of loyalty to the Company or its stockholders, (ii) as a result of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the unlawful payment of dividends or unlawful stock purchase or redemption) or (iv) any transaction from which the director derived an improper personal benefit. The foregoing statements are subject to the detailed provisions of Sections 102(b)(7) and 145 of the DGCL, Article Eight of the Certificate of Incorporation of the Company and Article 6 of the Bylaws of the Company, as applicable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

The following exhibits are filed with this Registration Statement:

5 Opinion of Dykema Gossett PLLC as to the legality of the securities being registered

23.1     Consent of Arthur Andersen LLP

23.2 Consent of Dykema Gossett PLLC (contained in its opinion filed as Exhibit 5)

24       Power of Attorney (contained on signature page)

99.1     1999 Long Term Stock Incentive Plan

Item 9.  Undertakings.

         (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The undersigned registrant hereby undertakes to remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) or the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan on June 22, 1999.

KAYDON CORPORATION

By: /S/ BRIAN P. CAMPBELL
    Brian P. Campbell,President

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Brian P. Campbell and John F. Brocci, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement filed by Kaydon Corporation and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 22, 1999.

Signature                                  Title

/S/ BRIAN P. CAMPBELL     President and Director (principal
    Brian P. Campbell     executive and principal financial officer)


/S/ KENNETH W. CRAWFORD    Vice President Finance and Corporate Controller
    Kenneth W. Crawford   (principal accounting officer)


/S/ GERALD J. BREEN       Director
    Gerald J. Breen


/S/ LAWRENCE J. CAWLEY    Director
    Lawrence J. Cawley


/S/ THOMAS C. SULLIVAN    Director
    Thomas C. Sullivan


/S/ B. JOSEPH WHITE       Director
    B. Joseph White

                                 EXHIBIT INDEX

Exhibit
Number    Description of Exhibit
-------   -----------------------
5 Opinion of Dykema Gossett PLLC as to the legality of the securities being registered

23.1      Consent of Arthur Andersen LLP

23.2 Consent of Dykema Gossett PLLC (contained in its opinion filed as Exhibit 5)

24        Power of Attorney (contained on signature page)

99.1      Kaydon Corporation 1999 Long Term Stock Incentive Plan